Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact:  Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  January 26, 2010
FOR IMMEDIATE RELEASE

Washington Trust Announces Fourth Quarter 2009 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2009 net income of $4.7 million, or 30 cents per diluted share, compared to fourth quarter 2008 net income of $4.2 million, or 27 cents per diluted share.  For the year ended December 31, 2009, net income amounted to $16.1 million, or $1.00 per diluted share, compared to $22.2 million, or $1.57 per diluted share, for 2008.

Earnings in the fourth quarter of 2009 were influenced by the following:
•
Credit-related impairment losses of $679 thousand ($438 thousand after tax; 3 cents per diluted share) were charged to earnings in the fourth quarter of 2009 for an investment security deemed to be other-than-temporarily impaired.  Impairment losses of $2.9 million ($1.9 million after tax; 12 cents per diluted share) were recognized in earnings in the fourth quarter of 2008.

•	The loan loss provision charged to earnings amounted to $2.0 million for the fourth quarter of 2009, compared to $1.9 million for the fourth quarter of 2008.
•	Federal Deposit Insurance Corp. (“FDIC”) deposit insurance premiums for the fourth quarter of 2009 were up by $523 thousand from the fourth quarter a year earlier, reflecting higher assessment rates.

Selected Fourth Quarter 2009 developments:
•
Wealth management revenues for the fourth quarter of 2009 increased by $321 thousand, or 5 percent, from the third quarter of 2009.  These revenues were $196 thousand, or 3 percent, higher than fourth quarter 2008; the first year over year quarterly increase in 2009.  Assets under administration increased by $167 million and $623 million, respectively, in the quarter and year ended December 31, 2009.

•
Net gains on loan sales and commissions on loans originated for others for the fourth quarter of 2009 were up by $574 thousand from the third quarter of 2009 and by $932 thousand from the fourth quarter a year ago, due to strong residential mortgage refinancing and sales activity.

-M O R E-

Washington Trust
Page Two, January 26, 2010

•
Total loans increased by $13 million, or 1 percent, in the fourth quarter of 2009, with commercial loan growth of $8 million.  Commercial loans have increased $104 million, or 12 percent, from the balance at December 31, 2008.

•
Total in-market deposits grew by $38 million, or 2 percent, in the fourth quarter of 2009, due to increases in money market and NOW account balances.  In-market deposit growth was strong in 2009 with a total increase of $226 million, or 14 percent, during the year.

•
Nonperforming assets amounted to $30.5 million, or 1.06 % of total assets, at December 31, 2009 up from $27.9 million, or 0.97% of total assets, at September 30, 2009.  Total loans 30 days or more past due stood at $30.7 million at December 31, 2009, up by $739 thousand in the fourth quarter.  This was the smallest quarterly delinquency increase in 2009.

“In 2009, Washington Trust achieved double-digit increases in commercial lending and wealth management assets under management, as well as excellent growth in both deposits and mortgage banking activity,” stated John C. Warren, Chairman and Chief Executive Officer.  “Despite this solid performance, earnings continue to be affected by a weak economy.”

Net Interest Income
Net interest income for the fourth quarter of 2009 increased $220 thousand, or 1 percent, from the third quarter of 2009 and decreased $640 thousand, or 4 percent, from the fourth quarter a year ago.  On a year-to-date basis, net interest income increased by $379 thousand, or 1 percent, from 2008.  No dividend was received from the Federal Home Loan Bank of Boston (“FHLBB”) in 2009, compared to $264 thousand and $1.3 million, respectively, for the quarter and year ended December 31, 2008.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the fourth quarter of 2009 was 2.56%, up 5 basis points from the third quarter of 2009 primarily due to a 16 basis point decline in the effective rate paid on interest-bearing deposits.  The quarterly net interest margin was 9 basis points lower than the fourth quarter of 2008.  On a year-to-date basis, the net interest margin was 2.48%, down 16 basis points from 2008.  The decreases in net interest margin from 2008 reflect the elimination of FHLBB dividend income and margin compression, in general, on core deposit rates, as well as the impact of higher levels of nonaccrual loans in 2009 compared to 2008.

- M O R E -

Washington Trust
Page Three, January 26, 2010

Noninterest Income
Wealth management revenues for the fourth quarter of 2009 increased by $321 thousand, or 5 percent, from the third quarter of 2009 and increased by $196 thousand, or 3 percent, from the fourth quarter a year ago.  On a year-to-date basis, wealth management revenues were down $4.5 million, or 16 percent, from 2008.  Assets under administration totaled $3.770 billion at December 31, 2009, up $167 million, or 5 percent, from September 30, 2009.  This fourth quarter 2009 increase in assets under administration reflected net market value appreciation and income of $89 million and net client cash flows of $78 million.  Assets under administration were 20 percent higher than the balance at December 31, 2008.

Residential mortgage refinancing and sales activity continued at a strong pace in the fourth quarter of 2009.  Net gains on loan sales and commissions on loans originated for others for the fourth quarter of 2009 were up by $574 thousand from the third quarter of 2009 and up by $932 thousand from the fourth quarter a year ago.  On a year-to-date basis, this revenue source increased by $3.0 million from 2008.

There were no net realized gains on sales of securities in the fourth quarter of 2009, compared to $315 thousand recognized in the fourth quarter a year earlier.  On a year-to-date basis, net realized gains on sales of securities totaled $314 thousand in 2009 and $2.2 million in 2008.

Net unrealized gains on interest rate swap contracts amounted to $204 thousand and $697 thousand, respectively, for the quarter and year ended December 31, 2009.  For the same periods in 2008, the Corporation recognized net unrealized losses of $663 thousand and $542 thousand, respectively.

Other-than-temporary impairment losses on investment securities amounted to $679 thousand in the fourth quarter of 2009, $467 thousand in the third quarter of 2009 and $2.9 million in the fourth quarter of 2008.  On a year-to-date basis, impairment losses on investment securities totaled $3.1 million in 2009 and $5.9 million in 2008.

Noninterest Expenses
Noninterest expenses for the fourth quarter of 2009 remained essentially flat compared to the third quarter of 2009 and increased by $1.2 million, or 7 percent, from the fourth quarter of 2008.  This year over year increase in fourth quarter noninterest expenses was largely due to higher FDIC deposit insurance costs and increases in staffing.  On a year-to-date basis, total noninterest expenses increased by $5.4 million, or 8 percent, from 2008, which included a $3.4 million increase in FDIC deposit insurance costs.
- M O R E -

Washington Trust
Page Four, January 26, 2010

Income tax expense amounted to $1.9 million and $6.3 million, respectively, for the quarter and year ended December 31, 2009, as compared to $167 thousand and $7.3 million, respectively, for the same periods in 2008.  The effective tax rate for the fourth quarter and year ended December 31, 2009 was 28.7% and 28.3%, respectively, as compared to 3.8% and 24.8% for the same periods a year earlier.  Non-core income tax benefits of $1.4 million (10 cents per diluted share) were recognized in the third and fourth quarters of 2008 resulting from changes in state income tax statutes and the resolution of certain tax positions.  Excluding these non-core factors, the Corporation’s effective tax rate for 2008 was 29.6%.

Asset Quality
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure) amounted to $30.5 million, or 1.06% of total assets, at December 31, 2009, compared to $27.9 million, or 0.97% of total assets, at September 30, 2009.  Nonaccrual loans totaled $27.5 million at December 31, 2009, up by $2.3 million in the fourth quarter of 2009, reflecting net increases of $1.6 million in nonaccrual commercial loans and $725 thousand in nonaccrual residential mortgages.  Property acquired through foreclosure or repossession amounted to $2.0 million at December 31, 2009, compared to $1.2 million at September 30, 2009.

At December 31, 2009, total loans 30 days or more past due amounted to $30.7 million, or 1.60% of total loans, up by $739 thousand from September 30, 2009 and by $13.1 million from December 31, 2008.  The fourth quarter increase in delinquencies compares to average quarterly increases of $4.1 million in each of the previous three quarters.  Commercial loan delinquencies amounted to $21.7 million, or 2.21% of total commercial loans, at December 31, 2009, down by $422 thousand in the fourth quarter of 2009.  Total residential mortgage and consumer loan delinquencies amounted to $9.0 million, or 0.96% of these loans, at December 31, 2009, up by $1.2 million in the fourth quarter of 2009.

The loan loss provision charged to earnings amounted to $2.0 million for the fourth quarter of 2009, compared to $1.8 million for the third quarter of 2009 and $1.9 million for the fourth quarter of 2008.  For the years ended December 31, 2009 and 2008, the loan loss provision totaled $8.5 million and $4.8 million, respectively.  Net charge-offs amounted to $1.0 million in the fourth quarter of 2009, compared to $1.4 million in the third quarter of 2009.  Net charge-offs were $756 thousand in the fourth quarter of 2008.  On a year-to-date basis, net charge-offs totaled $4.8 million in 2009 and $1.4 million in 2008.

- M O R E -

Washington Trust
Page Five, January 26, 2010

We believe that the declining credit quality trend experienced in 2009 is primarily related to weakened national and regional economic conditions.  These conditions, including high unemployment levels, may continue for the next few quarters.  Management will continue to assess the adequacy of the allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $27.4 million, or 1.43% of total loans, at December 31, 2009, compared to $23.7 million, or 1.29% of total loans, at December 31, 2008.

Loans
Total loans grew by $13 million in the fourth quarter of 2009, with the largest increase in commercial loans. The commercial real estate portfolio grew by $17 million in the fourth quarter, offset in part by a $9 million decline in other commercial loans.  The residential mortgage portfolio balances were essentially flat in the fourth quarter 2009, while the consumer loan portfolio increased by $4 million.  Total loans grew by $81 million, or 4 percent, from the balance at December 31, 2008, with commercial real estate loan growth of $112 million, or 24 percent.

Investment Securities
The investment securities portfolio amounted to $691 million at December 31, 2009, down by $41 million in the fourth quarter of 2009 and down by $175 million from the balance at December 31, 2008.  The largest component of the investment securities portfolio is mortgage-backed securities, all of which are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At December 31, 2009, the net unrealized gain position on the investment securities portfolio was $13.8 million, including gross unrealized losses of $14.7 million.  Approximately 94% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.  During the fourth quarter of 2009, net impairment losses of $679 thousand were charged to earnings on a pooled trust preferred debt security deemed to be other-than-temporarily impaired.

Deposits and Borrowings
Total deposits amounted to $1.923 billion at December 31, 2009, up by $29 million, or 2 percent, from September 30, 2009 and by $132 million, or 7 percent, from December 31, 2008.  Excluding out-of-market brokered certificates of deposit, in-market deposits grew by $38 million, or 2 percent, during the fourth quarter of 2009.  On a year-to-date basis, in-market deposits increased by $226 million, or 14 percent, in 2009 which included $42 million in wealth management client money market deposits previously held in outside money market funds.

– M O R E –

Washington Trust
Page Six, January 26, 2010

FHLBB advances totaled $607 million at December 31, 2009, down by $29 million from September 30, 2009 and down by $222 million from December 31, 2008.

Dividends Declared
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended December 31, 2009.  The dividend was paid on January 14, 2010 to shareholders of record on January 5, 2010.

Conference Call
Washington Trust will host a conference call on Wednesday, January 27, 2010 at 8:30 a.m. (Eastern Time) to discuss its fourth quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com, or may be accessed by calling (800) 860-2442, or (412) 858-4600 for international callers.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  To listen to a replay of the conference call, dial (877) 344-7529 and enter Conference ID #: 436828.  The replay will be available until 9:00 a.m. on February 11, 2010.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH.”  Investor information is available on the Washington Trust’s web site: www.washtrust.com.

– M O R E –

Washington Trust
Page Seven, January 26, 2010

Forward-Looking Statements
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of Washington Trust could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information – Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Washington Trust’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
	December 31,	December 31,
(Dollars in thousands)	2009	2008
Assets:
Cash and noninterest-bearing balances due from banks	$38,167	$11,644
Interest-bearing balances due from banks	13,686	41,780
Federal funds sold and securities purchased under resale agreements	–	2,942
Other short-term investments	5,407	1,824
Mortgage loans held for sale	9,909	2,543
Securities available for sale, at fair value;
amortized cost $677,676 in 2009 and $869,433 in 2008	691,484	866,219
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	984,550	880,313
Residential real estate	605,575	642,052
Consumer	329,543	316,789
Total loans	1,919,668	1,839,154
Less allowance for loan losses	27,400	23,725
Net loans	1,892,268	1,815,429
Premises and equipment, net	27,524	25,102
Accrued interest receivable	9,137	11,036
Investment in bank-owned life insurance	44,957	43,163
Goodwill	58,114	58,114
Identifiable intangible assets, net	8,943	10,152
Property acquired through foreclosure or repossession, net	1,974	392
Other assets	40,895	33,118
Total assets	$2,884,473	$2,965,466

Liabilities:
Deposits:
Demand deposits	$194,046	$172,771
NOW accounts	202,367	171,306
Money market accounts	403,333	305,879
Savings accounts	191,580	173,485
Time deposits	931,684	967,427
Total deposits	1,923,010	1,790,868
Dividends payable	3,369	3,351
Federal Home Loan Bank advances	607,328	829,626
Junior subordinated debentures	32,991	32,991
Other borrowings	21,501	26,743
Accrued expenses and other liabilities	41,328	46,776
Total liabilities	2,629,527	2,730,355

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,061,748 shares in 2009 and 16,018,868 shares in 2008	1,004	1,001
Paid-in capital	82,592	82,095
Retained earnings	168,514	164,679
Accumulated other comprehensive income (loss)	3,337	(10,458)
Treasury stock, at cost; 19,185 shares in 2009 and 84,191 in 2008	(501)	(2,206)
Total shareholders’ equity	254,946	235,111
Total liabilities and shareholders’ equity	$2,884,473	$2,965,466

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
Periods ended December 31,	2009	2008	2009	2008
Interest income:
Interest and fees on loans	$24,207	$26,043	$96,796	$100,939
Interest on securities:
Taxable	6,358	9,160	29,423	34,382
Nontaxable	777	781	3,116	3,125
Dividends on corporate stock and Federal Home Loan Bank stock	55	366	245	1,882
Other interest income	11	16	50	334
Total interest income	31,408	36,366	129,630	140,662
Interest expense:
Deposits	7,033	10,164	32,638	41,195
Federal Home Loan Bank advances	6,739	7,790	28,172	30,894
Junior subordinated debentures	444	508	1,947	1,879
Other interest expense	246	318	981	1,181
Total interest expense	14,462	18,780	63,738	75,149
Net interest income	16,946	17,586	65,892	65,513
Provision for loan losses	2,000	1,850	8,500	4,800
Net interest income after provision for loan losses	14,946	15,736	57,392	60,713
Noninterest income:
Wealth management services:
Trust and investment advisory fees	4,887	4,415	18,128	20,316
Mutual fund fees	1,143	1,036	4,140	5,205
Financial planning, commissions and other service fees	340	723	1,518	2,752
Wealth management services	6,370	6,174	23,786	28,273
Service charges on deposit accounts	1,289	1,198	4,860	4,781
Merchant processing fees	1,790	1,493	7,844	6,900
Income from bank-owned life insurance	452	448	1,794	1,800
Net gains on loan sales and commissions on loans originated for others	1,165	233	4,352	1,396
Net realized gains on securities	–	315	314	2,224
Net unrealized gains (losses) on interest rate swap contracts	204	(663)	697	(542)
Other income	379	477	1,708	1,625
Noninterest income, excluding other-than-temporary impairment losses	11,649	9,675	45,355	46,457
Total other-than-temporary impairment losses on securities	(113)	(2,948)	(6,650)	(5,937)
Portion of loss recognized in other comprehensive income (before taxes)	(566)	–	3,513	–
Net impairment losses recognized in earnings	(679)	(2,948)	(3,137)	(5,937)
Total noninterest income	10,970	6,727	42,218	40,520
Noninterest expense:
Salaries and employee benefits	10,667	9,703	41,917	41,037
Net occupancy	1,210	1,211	4,790	4,536
Equipment	990	961	3,917	3,838
Merchant processing costs	1,516	1,246	6,652	5,769
Outsourced services	697	781	2,734	2,859
Legal, audit and professional fees	558	726	2,443	2,325
FDIC deposit insurance costs	795	272	4,397	1,044
Advertising and promotion	473	500	1,687	1,729
Amortization of intangibles	290	309	1,209	1,281
Other expenses	2,061	2,366	7,422	7,324
Total noninterest expense	19,257	18,075	77,168	71,742
Income before income taxes	6,659	4,388	22,442	29,491
Income tax expense	1,911	167	6,346	7,319
Net income	$4,748	$4,221	$16,096	$22,172

Weighted average shares outstanding – basic	16,035.4	15,765.4	15,994.9	13,981.9
Weighted average shares outstanding – diluted	16,082.0	15,871.6	16,040.9	14,146.3
Per share information:
Basic earnings per share	$0.30	$0.27	$1.01	$1.59
Diluted earnings per share	$0.30	$0.27	$1.00	$1.57
Cash dividends declared per share	$0.21	$0.21	$0.84	$0.83

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2009	2009	2009	2009	2008
Financial Data
Total assets	$2,884,473	$2,888,065	$2,919,808	$2,947,110	$2,965,466
Total loans	1,919,668	1,906,565	1,891,254	1,865,954	1,839,154
Total securities	691,484	732,646	776,435	833,959	866,219
Total deposits	1,923,010	1,894,170	1,883,720	1,884,324	1,790,868
Total shareholders’ equity	254,946	252,146	242,293	238,727	235,111
Net interest income	16,946	16,726	16,261	15,959	17,586
Provision for loan losses	2,000	1,800	3,000	1,700	1,850
Noninterest income, excluding other-than-temporary
impairment losses	11,649	11,504	12,303	9,899	9,675
Net impairment losses recognized in earnings	(679)	(467)	-	(1,991)	(2,948)
Noninterest expenses	19,257	19,192	20,329	18,390	18,075
Income tax expense	1,911	1,858	1,470	1,107	167
Net income	4,748	4,913	3,765	2,670	4,221

Share Data
Basic earnings per share	$0.30	$0.31	$0.24	$0.17	$0.27
Diluted earnings per share	$0.30	$0.31	$0.23	$0.17	$0.27
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21
Book value per share	$15.89	$15.73	$15.14	$14.97	$14.75
Tangible book value per share – Non-GAAP*	$11.71	$11.53	$10.91	$10.71	$10.47
Market value per share	$15.58	$17.52	$17.83	$16.25	$19.75

Shares outstanding at end of period	16,042.6	16,026.6	16,001.9	15,949.9	15,934.7
Weighted average shares outstanding – basic	16,035.4	16,016.8	15,983.6	15,942.7	15,765.4
Weighted average shares outstanding – diluted	16,082.0	16,074.5	16,037.4	15,997.8	15,871.6

Key Ratios
Return on average assets	0.66%	0.68%	0.52%	0.36%	0.59%
Return on average tangible assets – Non-GAAP*	0.67%	0.69%	0.53%	0.37%	0.60%
Return on average equity	7.47%	7.94%	6.22%	4.50%	7.31%
Return on average tangible equity – Non-GAAP*	10.16%	10.91%	8.63%	6.30%	10.25%

Capital Ratios
Tier 1 risk-based capital	11.14% (i)	11.06%	10.98%	11.00%	11.29%
Total risk-based capital	12.40% (i)	12.31%	12.23%	12.25%	12.54%
Tier 1 leverage ratio	7.82% (i)	7.68%	7.53%	7.35%	7.53%
Equity to assets	8.84%	8.73%	8.30%	8.10%	7.93%
Tangible equity to tangible assets – Non-GAAP*	6.67%	6.55%	6.12%	5.93%	5.76%
(i) – estimated

Wealth Management Assets Under Administration
Balance at beginning of period	$3,603,424	$3,316,308	$2,957,918	$3,147,649	$3,624,502
Net investment (depreciation) appreciation & income	88,690	295,257	313,999	(150,855)	(466,461)
Net customer cash flows	78,079	(8,141)	44,391	(38,876)	(10,392)
Balance at end of period	$3,770,193	$3,603,424	$3,316,308	$2,957,918	$3,147,649

* - See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Years Ended
	Dec. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2009	2008
Financial Data
Net interest income	$65,892	$65,513
Provision for loan losses	8,500	4,800
Noninterest income, excluding other-than-temporary impairment losses	45,355	46,457
Net impairment losses recognized in earnings	(3,137)	(5,937)
Noninterest expenses	77,168	71,742
Income tax expense	6,346	7,319
Net income	16,096	22,172

Share Data
Basic earnings per share	$1.01	$1.59
Diluted earnings per share	$1.00	$1.57
Dividends declared per share	$0.84	$0.83

Weighted average shares outstanding – basic	15,994.9	13,981.9
Weighted average shares outstanding – diluted	16,040.9	14,146.3

Key Ratios
Return on average assets	0.55%	0.82%
Return on average tangible assets – Non-GAAP*	0.56%	0.84%
Return on average equity	6.56%	11.12%
Return on average tangible equity – Non-GAAP*	9.05%	16.22%

Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$23,725	$20,277
Provision charged to earnings	8,500	4,800
Charge-offs	(5,162)	(1,593)
Recoveries	337	241
Balance at end of period	$27,400	$23,725

Net Loan Charge-Offs
Commercial:
Mortgages	$1,578	$117
Construction and development	-	-
Other	2,656	996
Residential:
Mortgages	389	104
Homeowner construction	-	-
Consumer	202	135
Total	$4,825	$1,352

Net charge-offs to average loans (annualized)	0.25%	0.08%

Wealth Management Assets Under Administration
Balance at beginning of period	$3,147,649	$4,014,352
Net investment (depreciation) appreciation & income	547,091	(980,909)
Net customer cash flows	75,453	114,206
Balance at end of period	$3,770,193	$3,147,649

* - See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2009	2009	2009	2009	2008
Average Yields (taxable equivalent basis)
Assets:
Residential real estate loans	5.17%	5.22%	5.38%	5.47%	5.50%
Commercial and other loans	5.19%	5.26%	5.37%	5.47%	6.19%
Consumer loans	4.06%	4.15%	4.19%	4.29%	5.00%
Total loans	4.99%	5.06%	5.17%	5.27%	5.74%
Cash, federal funds sold
and other short-term investments	0.19%	0.28%	0.27%	0.26%	0.30%
FHLBB stock	0.00%	0.00%	0.00%	0.00%	2.50%
Taxable debt securities	4.10%	4.19%	4.21%	4.45%	4.87%
Nontaxable debt securities	5.74%	5.73%	5.80%	5.86%	5.64%
Corporate stocks	5.68%	7.02%	5.40%	0.83%	8.08%
Total securities	4.30%	4.38%	4.37%	4.26%	4.97%
Total interest-earning assets	4.70%	4.76%	4.83%	4.93%	5.41%
Liabilities:
NOW accounts	0.18%	0.19%	0.17%	0.18%	0.17%
Money market accounts	0.82%	0.91%	0.98%	1.55%	1.91%
Savings accounts	0.22%	0.25%	0.26%	0.40%	0.48%
Time deposits	2.52%	2.74%	3.06%	3.30%	3.51%
FHLBB advances	4.35%	4.18%	4.11%	3.81%	4.05%
Junior subordinated debentures	5.33%	6.56%	5.82%	5.89%	6.13%
Other	4.68%	4.71%	4.70%	4.22%	4.20%
Total interest-bearing liabilities	2.40%	2.54%	2.66%	2.83%	3.09%

Interest rate spread (taxable equivalent basis)	2.30%	2.22%	2.17%	2.10%	2.32%
Net interest margin (taxable equivalent basis)	2.56%	2.51%	2.45%	2.39%	2.65%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Loans
Commercial:	Commercial mortgages	$496,996	$484,478	$439,182	$412,817	$407,904
	Construction and development	72,293	68,069	64,504	49,215	49,599
	Other	415,261	423,775	443,552	446,251	422,810
	Total commercial	984,550	976,322	947,238	908,283	880,313
Residential:	Mortgages	593,981	595,270	606,324	621,141	626,663
	Homeowner construction	11,594	9,303	12,535	15,996	15,389
	Total residential real estate	605,575	604,573	618,859	637,137	642,052
Consumer:	Home equity lines	209,801	200,512	195,612	183,058	170,662
	Home equity loans	62,430	66,439	70,806	79,881	89,297
	Other	57,312	58,719	58,739	57,595	56,830
	Total consumer	329,543	325,670	325,157	320,534	316,789
	Total loans	$1,919,668	$1,906,565	$1,891,254	$1,865,954	$1,839,154

(Dollars in thousands)
	At December 31, 2009
Commercial Real Estate Loans by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$512,748	90.1%
New York, New Jersey, Pennsylvania	40,485	7.1%
New Hampshire, Maine	14,342	2.5%
Other	1,714	0.3%
Total commercial real estate loans (1)	$569,289	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(Dollars in thousands)
	At December 31, 2009
Residential Mortgages by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$555,455	91.8%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	18,908	3.1%
Ohio	13,700	2.3%
California, Washington, Oregon	8,140	1.3%
Colorado, Texas, New Mexico, Utah	5,038	0.8%
Georgia	2,519	0.4%
New Hampshire	1,333	0.2%
Other	482	0.1%
Total residential mortgages	$605,575	100.0%

	Period End Balances At
(Dollars in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Deposits
Demand deposits	$194,046	$198,712	$187,830	$170,975	$172,771
NOW accounts	202,367	185,772	187,014	179,903	171,306
Money market accounts	403,333	376,100	356,726	377,603	305,879
Savings accounts	191,580	190,707	192,484	186,152	173,485
Time deposits	931,684	942,879	959,666	969,691	967,427
Total deposits	$1,923,010	$1,894,170	$1,883,720	$1,884,324	$1,790,868

Out-of-market brokered certificates of deposits
included in time deposits	$93,684	$102,383	$151,175	$162,463	$187,987

In-market deposits, excluding out of market
brokered certificates of deposit	$1,829,326	$1,791,787	$1,732,545	$1,721,861	$1,602,881

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	At December 31, 2009
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
U.S. Treasury obligations and obligations of
U.S. government-sponsored agencies	$41,565	$3,675	$ −	$45,240
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	503,115	20,808	(477)	523,446
States and political subdivisions	80,183	2,093	(214)	82,062
Trust preferred securities:
Individual name issuers	30,563	−	(9,977)	20,586
Collateralized debt obligations	4,966	−	(3,901)	1,065
Corporate bonds	13,272	1,434	−	14,706
Common stocks	658	111	−	769
Perpetual preferred stocks	3,354	396	(140)	3,610
Total securities available for sale	$677,676	$28,517	$(14,709)	$691,484

(1)
Net of other-than-temporary impairment losses recognized in earnings, other than such noncredit-related amounts reversed on January 1, 2009 in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2.

(Dollars in thousands)	At December 31, 2008
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
U.S. Treasury obligations and obligations of
U.S. government-sponsored agencies	$59,022	$5,355	$ −	$64,377
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	675,159	12,543	(4,083)	683,619
States and political subdivisions	80,680	1,348	(815)	81,213
Trust preferred securities:
Individual name issuers	30,525	−	(13,732)	16,793
Collateralized debt obligations	5,633	−	(3,693)	1,940
Corporate bonds	12,973	603	−	13,576
Common stocks	942	50	−	992
Perpetual preferred stocks	4,499	2	(792)	3,709
Total securities available for sale	$869,433	$19,901	$(23,115)	$866,219

(1)	Net of other-than-temporary impairment losses recognized in earnings.

The following is supplemental information concerning common and perpetual preferred stock investment securities:

	At December 31, 2009
	Amortized	Unrealized		Fair
(Dollars in thousands)	Cost (a)	Gains	Losses	Value
Common and perpetual preferred stocks
Common stock	$658	$111	$ –	$769
Perpetual preferred stocks:
Financials	2,354	396	(27)	2,723
Utilities	1,000	–	(113)	887
Total perpetual preferred stocks	3,354	396	(140)	3,610
Total common and perpetual preferred stocks	$4,012	$507	$(140)	$4,379

(a)	Net of other-than-temporary impairment losses recognized in earnings in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning trust preferred investment securities:

	At December 31, 2009
	Credit Rating		Amortized	Unrealized		Fair
(Dollars in thousands)	Moody’s	S&P (b)	Cost (a)	Gains	Losses	Value
Trust preferred securities:
Individual name issuers (c):
JPMorgan Chase & Co.	A2	BBB+	$9,714	$ –	$(2,823)	$6,891
Bank of America Corporation	Baa3	BB	5,726	–	(1,668)	4,058
Wells Fargo & Company	Baa1/Baa2	A-	5,099	–	(1,858)	3,241
SunTrust Banks, Inc.	Baa2	BB+	4,163	–	(1,556)	2,607
Northern Trust Corporation	A2	A-	1,979	–	(646)	1,333
State Street Corporation	A2	BBB+	1,967	–	(334)	1,633
Huntington Bancshares Incorporated	Baa3	B	1,915	–	(1,092)	823
Total individual name issuers			30,563	–	(9,977)	20,586

Collateralized debt obligations (CDO):
Tropic CDO 1, tranche A4L (d)	Ca		3,620	–	(2,642)	978
Preferred Term Securities [PreTSL] XXV, tranche C1 (e)	Ca		1,346	–	(1,259)	87
Total collateralized debt obligations			4,966	–	(3,901)	1,065
Total trust preferred securities			$35,529	$ –	$(13,878)	$21,651

(a)
Net of other-than-temporary impairment losses recognized in earnings, other than such noncredit-related amounts reversed on January 1, 2009 in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2.

(b)	Standard & Poor’s (“S&P”).
(c)	Consists of various series of trust preferred securities issued by seven corporate financial institutions.
(d)
This investment security is not rated by S&P.  As of December 31, 2009, 15 of the 38 pooled institutions have invoked their original contractual right to defer interest payments.  This investment security was placed on nonaccrual status as of March 31, 2009.  During the quarter ended March 31, 2009, an adverse change occurred in the expected cash flows for this instrument indicating that, based on cash flow forecasts with regard to timing of deferrals and potential future recovery of deferred payments, default rates, and other matters, the Corporation will not receive all contractual amounts due under the instrument and will not recover the entire cost basis of the security.  The Corporation had concluded that these conditions warranted a conclusion of other-than-temporary impairment for this holding as of March 31, 2009 and recognized credit-related impairment losses of $1.4 million in earnings in the first quarter of 2009.

(e)
This investment security is not rated by S&P. As of December 31, 2009, 20 of the 73 pooled institutions have invoked their original contractual right to defer interest payments.  In the fourth quarter of 2008, the tranche held by Washington Trust began deferring interest payments until future periods.  This investment security was placed on nonaccrual status as of December 31, 2008.  During the quarter ended September 30, 2009, an adverse change occurred in the expected cash flows for this instrument indicating that, based on cash flow forecasts with regard to timing of deferrals and potential future recovery of deferred payments, default rates, and other matters, Washington Trust will not receive all contractual amounts due under the instrument and will not recover the entire cost basis of the security.  The Corporation had concluded that these conditions warrant a conclusion of other-than-temporary impairment for this holding as of September 30, 2009 and recognized credit-related impairment losses of $467 thousand in earnings in the third quarter of 2009.  During the quarter ended December 31, 2009, the Corporation recognized additional credit-related impairment losses on this security of $679 thousand.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	For the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset Quality Data	2009	2009	2009	2009	2008
Allowance for Loan Losses
Balance at beginning of period	$26,431	$26,051	$24,498	$23,725	$22,631
Provision charged to earnings	2,000	1,800	3,000	1,700	1,850
Charge-offs	(1,215)	(1,438)	(1,483)	(1,026)	(776)
Recoveries	184	18	36	99	20
Balance at end of period	$27,400	$26,431	$26,051	$24,498	$23,725

Net Loan Charge-Offs
Commercial:
Mortgages	$333	$(10)	$794	$461	$185
Construction and development	–	–	–	–	–
Other	627	1,165	515	349	497
Residential:
Mortgages	29	201	127	32	62
Homeowner construction	–	–	–	–	–
Consumer	42	64	11	85	12
Total	$1,031	$1,420	$1,447	$927	$756

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset Quality Data	2009	2009	2009	2009	2008
Past Due Loans
Loans 30–59 Days Past Due
Commercial real estate	$1,909	$4,699	$2,635	$2,027	$3,466
Other commercial loans	1,831	1,496	2,255	3,537	2,024
Residential mortgages	1,588	2,164	1,820	3,000	3,113
Consumer loans	1,258	593	1,042	419	76
Loans 30–59 days past due	$6,586	$8,952	$7,752	$8,983	$8,679

Loans 60–89 Days Past Due
Commercial real estate	$1,648	$400	$3,537	$194	$6
Other commercial loans	292	609	514	461	785
Residential mortgages	1,383	569	1,324	165	1,452
Consumer loans	591	39	44	–	401
Loans 60-89 days past due	$3,914	$1,617	$5,419	$820	$2,644

Loans 90 Days or more Past Due
Commercial real estate	$11,227	$7,972	$2,760	$4,269	$1,826
Other commercial loans	4,829	6,982	5,861	4,453	3,408
Residential mortgages	4,028	4,186	3,826	3,575	973
Consumer loans	164	300	2	7	77
Loans 90 days or more past due	$20,248	$19,440	$12,449	$12,304	$6,284

Total Past Due Loans
Commercial real estate	$14,784	$13,071	$8,932	$6,490	$5,298
Other commercial loans	6,952	9,087	8,630	8,451	6,217
Residential mortgages	6,999	6,919	6,970	6,740	5,538
Consumer loans	2,013	932	1,088	426	554
Total past due loans	$30,748	$30,009	$25,620	$22,107	$17,607

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset Quality Data	2009	2009	2009	2009	2008
Nonperforming Assets
Commercial mortgages	$11,588	$8,147	$5,995	$4,384	$1,942
Commercial construction and development	–	–	–	–	–
Other commercial	9,075	10,903	10,948	6,433	3,845
Residential real estate mortgages	6,038	5,313	5,168	4,057	1,754
Consumer	769	850	556	564	236
Total nonaccrual loans	$27,470	$25,213	$22,667	$15,438	$7,777
Nonaccrual investment securities	1,065	1,490	1,881	1,928	633
Property acquired through foreclosure or repossession	1,974	1,186	236	170	392
Total nonperforming assets	$30,509	$27,889	$24,784	$17,536	$8,802

Total past due loans to total loans	1.60%	1.57%	1.35%	1.18%	0.96%
Nonperforming assets to total assets	1.06%	0.97%	0.85%	0.60%	0.30%
Nonaccrual loans to total loans	1.43%	1.32%	1.20%	0.83%	0.42%
Allowance for loan losses to nonaccrual loans	99.75%	104.83%	114.93%	158.69%	305.07%
Allowance for loan losses to total loans	1.43%	1.39%	1.38%	1.31%	1.29%

Troubled Debt Restructured Loans
Accruing troubled debt restructured loans
Commercial mortgages	$5,566	$2,107	$1,576	$ –	$ –
Other commercial	540	375	323	59	–
Residential real estate mortgages	2,736	3,520	2,190	262	263
Consumer	858	822	780	479	607
Accruing troubled debt restructured loans	9,700	6,824	4,869	800	870
Nonaccrual troubled debt restructured loans
Other commercial	228	353	136	86	–
Residential real estate mortgages	336	336	367	–	–
Consumer	45	7	–	7	–
Nonaccrual troubled debt restructured loans	609	696	503	93	–
Total troubled debt restructured loans	$10,309	$7,520	$5,372	$893	$870

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended December 31,	2009			2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$616,184	$8,035	5.17%	$634,048	$8,771	5.50%
Commercial and other loans	983,087	12,861	5.19%	860,827	13,399	6.19%
Consumer loans	328,020	3,359	4.06%	312,127	3,922	5.00%
Total loans	1,927,291	24,255	4.99%	1,807,002	26,092	5.74%
Cash, federal funds sold
and other short-term investments	22,222	11	0.19%	21,542	16	0.30%
FHLBB stock	42,008	–	–%	42,008	264	2.50%

Taxable debt securities	614,867	6,358	4.10%	748,717	9,160	4.87%
Nontaxable debt securities	80,501	1,164	5.74%	80,682	1,143	5.64%
Corporate stocks	5,352	77	5.68%	6,949	142	8.08%
Total securities	700,720	7,599	4.30%	836,348	10,445	4.97%
Total interest-earning assets	2,692,241	31,865	4.70%	2,706,900	36,817	5.41%
Non interest-earning assets	194,800			160,186
Total assets	$2,887,041			$2,867,086
Liabilities and Shareholders’ Equity
NOW accounts	$189,185	$85	0.18%	$165,267	$70	0.17%
Money market accounts	392,156	806	0.82%	295,393	1,416	1.91%
Savings accounts	190,770	108	0.22%	172,098	206	0.48%
Time deposits	948,544	6,034	2.52%	959,459	8,472	3.51%
FHLBB advances	614,909	6,739	4.35%	764,367	7,790	4.05%
Junior subordinated debentures	32,991	444	5.33%	32,991	508	6.13%
Other	20,879	246	4.68%	30,199	318	4.20%
Total interest-bearing liabilities	2,389,434	14,462	2.40%	2,419,774	18,780	3.09%
Demand deposits	197,327			183,163
Other liabilities	46,069			33,048
Shareholders’ equity	254,211			231,101
Total liabilities and shareholders’ equity	$2,887,041			$2,867,086
Net interest income (FTE)		$17,403			$18,037
Interest rate spread			2.30%			2.32%
Net interest margin			2.56%			2.65%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended December 31,	2009	2008
Commercial and other loans	$48	$49
Nontaxable debt securities	387	362
Corporate stocks	22	40
Total	$457	$451

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Years ended December 31,	2009			2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$629,035	$33,410	5.31%	$613,367	$33,954	5.54%
Commercial and other loans	941,833	50,092	5.32%	782,825	50,589	6.46%
Consumer loans	323,576	13,494	4.17%	301,653	16,584	5.50%
Total loans	1,894,444	96,996	5.12%	1,697,845	101,127	5.96%
Cash, federal funds sold
and other short-term investments	20,201	50	0.25%	21,515	334	1.55%
FHLBB stock	42,008	–	–%	39,282	1,345	3.42%

Taxable debt securities	693,050	29,423	4.25%	700,546	34,382	4.91%
Nontaxable debt securities	80,629	4,662	5.78%	81,046	4,583	5.65%
Corporate stocks	5,618	339	6.05%	9,426	740	7.85%
Total securities	779,297	34,424	4.42%	791,018	39,705	5.02%
Total interest-earning assets	2,735,950	131,470	4.81%	2,549,660	142,511	5.59%
Non interest-earning assets	185,345			163,730
Total assets	$2,921,295			$2,713,390
Liabilities and Shareholders’ Equity
NOW accounts	$181,171	$327	0.18%	$165,479	$306	0.18%
Money market accounts	375,175	3,960	1.06%	310,445	6,730	2.17%
Savings accounts	187,862	530	0.28%	173,840	1,059	0.61%
Time deposits	957,449	27,821	2.91%	861,814	33,100	3.84%
FHLBB advances	687,210	28,172	4.10%	737,830	30,894	4.19%
Junior subordinated debentures	32,991	1,947	5.90%	30,259	1,879	6.21%
Other	21,476	981	4.57%	26,678	1,181	4.43%
Total interest-bearing liabilities	2,443,334	63,738	2.61%	2,306,345	75,149	3.26%
Demand deposits	187,800			177,032
Other liabilities	44,712			30,618
Shareholders’ equity	245,449			199,395
Total liabilities and shareholders’ equity	$2,921,295			$2,713,390
Net interest income (FTE)		$67,732			$67,362
Interest rate spread			2.20%			2.33%
Net interest margin			2.48%			2.64%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Years ended December 31,	2009	2008
Commercial and other loans	$200	$188
Nontaxable debt securities	1,546	1,458
Corporate stocks	94	203
Total	$1,840	$1,849

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	At of for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2009	2009	2009	2009	2008
Calculation of tangible book value per share
Total shareholders’ equity at end of period	$254,946	$252,146	$242,293	$238,727	$235,111
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	8,943	9,233	9,536	9,844	10,152
Total tangible shareholders’ equity at end of period	$187,889	$184,799	$174,643	$170,769	$166,845

Shares outstanding at end of period	16,042.6	16,026.6	16,001.9	15,949.9	15,934.7

Book value per share – GAAP	$15.89	$15.73	$15.14	$14.97	$14.75
Tangible book value per share – Non-GAAP	$11.71	$11.53	$10.91	$10.71	$10.47

Calculation of tangible equity to tangible assets
Total tangible shareholders’ equity at end of period	$187,889	$184,799	$174,643	$170,769	$166,845

Total assets at end of period	$2,884,473	$2,888,065	$2,919,808	$2,947,110	$2,965,466
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	8,943	9,233	9,536	9,844	10,152
Total tangible assets at end of period	$2,817,416	$2,820,718	$2,852,158	$2,879,152	$2,897,200

Equity to assets - GAAP	8.84%	8.73%	8.30%	8.10%	7.93%
Tangible equity to tangible assets – Non-GAAP	6.67%	6.55%	6.12%	5.93%	5.76%

Calculation of return on average tangible assets
Net income	$4,748	$4,913	$3,765	$2,670	$4,221

Total average assets	$2,887,041	$2,911,110	$2,924,002	$2,963,985	$2,867,086
Less:
Average goodwill	58,114	58,114	58,114	58,114	56,139
Average identifiable intangible assets, net	9,084	9,379	9,686	9,995	10,302
Total average tangible assets	$2,819,843	$2,843,617	$2,856,202	$2,895,876	$2,800,645

Return on average assets - GAAP	0.66%	0.68%	0.52%	0.36%	0.59%
Return on average tangible assets – Non-GAAP	0.67%	0.69%	0.53%	0.37%	0.60%

Calculation of return on average tangible equity
Net income	$4,748	$4,913	$3,765	$2,670	$4,221

Total average shareholders’ equity	$254,211	$247,585	$242,270	$237,522	$231,101
Less:
Average goodwill	58,114	58,114	58,114	58,114	56,139
Average identifiable intangible assets, net	9,084	9,379	9,686	9,995	10,302
Total average tangible shareholders’ equity	$187,013	$180,092	$174,470	$169,413	$164,660

Return on average shareholders’ equity - GAAP	7.47%	7.94%	6.22%	4.50%	7.31%
Return on average tangible shareholders’ equity – Non-GAAP	10.16%	10.91%	8.63%	6.30%	10.25%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	For the Years Ended
	Dec. 31,	Dec. 31,
(Dollars in thousands)	2009	2008
Calculation of return on average tangible assets
Net income	$16,096	$22,172

Total average assets	$2,921,295	$2,713,390
Less:
Average goodwill	58,114	51,917
Average identifiable intangible assets, net	9,533	10,779
Total average tangible assets	$2,853,648	$2,650,694

Return on average assets – GAAP	0.55%	0.82%
Return on average tangible assets – Non-GAAP	0.56%	0.84%

Calculation of return on average tangible equity
Net income	$16,096	$22,172

Total average shareholders’ equity	$245,449	$199,395
Less:
Average goodwill	58,114	51,917
Average identifiable intangible assets, net	9,533	10,779
Total average tangible shareholders’ equity	$177,802	$136,699

Return on average shareholders’ equity – GAAP	6.56%	11.12%
Return on average tangible shareholders’ equity – Non-GAAP	9.05%	16.22%